As filed with the Securities and Exchange Commission on May 5, 2005

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ENPATH MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Minnesota	41-1533300
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

15301 Highway 55 West
Plymouth, MN 55447

(Address of Principal Executive Offices and zip code)

ENPATH MEDICAL, INC.

1999 NON-EMPLOYEE DIRECTOR AND MEDICAL ADVISORY
BOARD STOCK OPTION PLAN

(Full title of the Plan)

James D. Hartman Chief Executive Officer Enpath Medical, Inc. 15301 Highway 55 West Plymouth, MN 55447 (763) 559-2613 (Name, address, including zip code and telephone number of agent for service)	Copy to: Thomas G. Lovett, IV Rebecca B. Sandberg Lindquist & Vennum P.L.L.P. 4200 IDS Center 80 South Eighth Street Minneapolis, MN 55402 (612) 371-3211

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Proposed Maximum Amount to be Registered		Proposed Maximum Offering Price Per Share(1)	Aggregate Offering Price(1)	Amount of Registration Fee

Common Stock, $.01 par value	200,000 shares	(2)	$6.49	$1,298,000	$152.77

(1)          Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and (h) and based upon the closing price of the Company’s Common Stock on the Nasdaq National Market on May 2, 2005.

(2)          200,000 shares were originally registered on Form S-8 (No. 333-57934) on March 30, 2001.

INCORPORATION OF CONTENTS OF REGISTRATION STATEMENT

BY REFERENCE

A Registration Statement on Form S-8 (File No. 333-57934) was filed with the Securities and Exchange Commission on March 30, 2001 covering the registration of 200,000 shares initially authorized for issuance under the 1999 Non-Employee Director and Medical Advisory Board Stock Option Plan (“Plan”).  Pursuant to General Instruction E of Form S-8, this Registration Statement is being filed to register an additional 200,000 shares authorized under the Plan.  An amendment to the Plan to increase the number of shares under the Plan by 200,000 was authorized by the Company’s Board of Directors and was approved by the shareholders on April 28, 2005.  The contents of the prior Registration Statement are incorporated herein by reference.

PART I

Pursuant to the Note to Part I of Form S-8, the information required by Items 1 and 2 of Form S-8 is not filed as a part of this Registration Statement and such information will be sent or given to directors and advisors as specified by Rule 428(b)(1).

PART II

Item 3.  Incorporation of Documents by Reference.

The following documents filed with the Securities and Exchange Commission are hereby incorporated by reference herein:

(a)           The Annual Report of the Company on Form 10-K for the year ended December 31, 2004.

(b)           The Definitive Proxy Statement dated March 21, 2005 for the Annual Meeting of Shareholders held on April 28, 2005.

(c)           The Quarterly Report of the Company on Form 10-Q for the quarter ended March 31, 2005.

(d)           The Current Reports of the Company on Form 8-K and Form 8-K/A dated December 27, 2004; January 13, 2005; February 23, 2005; and April 21, 2005.

(e)           The description of the Company’s common stock as set forth in the Company’s Registration Statement on Form S-4 (Registration No. 333-108404) filed on August 29, 2003, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

Not applicable.

Item 5.  Interests of Named Experts and Counsel.

Not applicable.

Item 6.  Indemnification of Directors and Officers.

Section 302A.521 of the Minnesota Business Corporation Act requires us to indemnify a person made or threatened to be made a party to a proceeding by reason of the former or present official capacity of the person with respect to us, against judgments, penalties, fines, including reasonable expenses, if such person (1) has not been indemnified by another organization or employee benefit plan for the same judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys’ fees and disbursements, incurred by the person in connection with the proceeding with respect to the same acts or omissions; (2) acted in good faith; (3) received no improper personal benefit and a statutory procedure has been followed in the case of any conflict of interest by a director; (4) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; (5) in the case of acts or omissions occurring in the person’s performance in the official capacity of director, or for a person not a director, in the official capacity of officer, committee member, employee or agent, reasonably believed that the conduct was in the best interests of the company, or, in the case of performance by a director, officer, employee or agent of the company as a director, officer, partner, trustee, employee or agent or another organization or employee benefit plan, reasonably believed that the conduct was not opposed to the best interest of the Company.  In addition, Section 302A.521, subd. 3 requires payment by us, upon written request, of reasonable expenses in advance of final disposition in certain instances.  A decision as to indemnification is made by a disinterested majority of the Board of Directors present at a meeting at which a disinterested quorum is present, by a designated committee of the Board, by special legal counsel, by the shareholders, or by a court.

As permitted by the Minnesota Business Corporation Act, our Articles of Incorporation eliminate the liability of our directors for monetary damages arising from any breach of fiduciary duties as a member of our Board of Directors (except as expressly prohibited by Minnesota Business Corporation Act, Section 302A.251, Subd. 4).

For information regarding our undertaking to submit to adjudication the issue of indemnification for violation of the securities laws, see Item 9 hereof.

Item 7.  Exemption from Registration Claimed.

Not applicable.

Item 8.  Exhibits.

Exhibit

4.1                               Enpath Medical, Inc. 1999 Non-Employee Director and Medical Advisory Board Stock Option Plan

5.1                               Opinion of Lindquist & Vennum P.L.L.P.

23.1                         Consent of Lindquist & Vennum P.L.L.P. (included in Exhibit 5.1)

23.2                         Consent of McGladrey & Pullen, LLP

24.1                         Power of Attorney (set forth on signature page hereof)

Item 9.  Undertakings.

(a)           The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person connected with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plymouth, State of Minnesota, on May 5, 2005.

ENPATH MEDICAL, INC.

By	/s/ James D. Hartman
James D. Hartman
Its Chairman, Chief Executive Officer and Chief Financial Officer (Principal Executive Officer)

POWER OF ATTORNEY

We, the undersigned officers and directors of Enpath Medical, Inc., a Minnesota corporation, do hereby make, constitute and appoint James D. Hartman and Mark C. Kraus, or either of them, as our true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for us and in our name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits and other supporting documents thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting upon the attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or incidental to the performance and execution of the powers herein expressly granted.  This power of attorney shall remain in effect until revoked in writing by the undersigned.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on May 5, 2005.

Signature	Title

/s/ James D. Hartman	Chairman, Chief Executive Officer and Chief Financial
James D. Hartman	Officer
(Principal Executive Officer, Principal Financial Officer)

/s/ Thomas L. Auth	Director
Thomas L. Auth

/s/ Michael D. Dale	Director
Michael D. Dale

/s/ Albert Emola	Director
Albert Emola

Director
Trevor O. Jones

/s/ Richard F. Sauter	Director
Richard F. Sauter